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Exhibit 99.1

EXACT SCIENCES TO WEBCAST PRESENTATION
AT THE UBS GLOBAL LIFE SCIENCES CONFERENCE

        MARLBOROUGH, Mass.—(Sept. 23, 2003)—EXACT Sciences Corporation (NASDAQ: EXAS) announced today that its presentation at the UBS Global Life Sciences Conference will be webcast live.

        Don Hardison, EXACT Sciences' President and CEO, will deliver the presentation on Thursday, September 25, 2003 at 11:30 a.m. (Eastern Daylight Time) at the Plaza Hotel in New York City. The webcast of the presentation may be accessed at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations page. An archived version of the webcast will be available for 30 days following the live presentation.

About EXACT Sciences Corporation

        EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs. Its DNA-based assay, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26™, intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

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Exhibit 99.1